Exhibit 3(s)

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
TEXAS INSTRUMENTS AUTOMOTIVE SENSORS AND CONTROLS SAN JOSE INC.
WITH AND INTO
TEXAS INSTRUMENTS INCORPORATED

(PURSUANT TO SECTION 253 OF THE GENERAL
CORPORATION OF LAW OF THE STATE OF DELAWARE)

Texas Instruments Incorporated, a Delaware corporation (the "Company"), does hereby certify that:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: The Company owns 100% of the outstanding shares of each class of capital stock of Texas Instruments Automotive Sensors and Controls San Jose
Inc., a Delaware corporation (the "Subsidiary").

THIRD: The Company, by the following resolutions of its Board of Directors, duly adopted on October 21, 2004, authorized and approved the merger of the
Subsidiary with and into the Company on the terms and conditions set forth in such resolutions:

RESOLVED, that the Board of Directors of the Company has deemed it advisable that Texas Instruments Automotive Sensors and Controls San Jose
Inc. (the "Subsidiary") be merged with and into the Company pursuant to
Section 253 of the General Corporation Law of the State of Delaware; and it
is

FURTHER RESOLVED, that the Subsidiary be merged with and into the Company
(the "Merger"); and it is

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is

FURTHER RESOLVED, that the appropriate officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a Certificate of
Ownership and Merger for the purpose of effecting the Merger (the
"Certificate of Ownership and Merger") and to file the same in the office of the Secretary of State of the State of Delaware and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; and it is

FURTHER RESOLVED, that the Merger shall be effective on October 31, 2004;
and it is

FURTHER RESOLVED, that the appropriate officers of the Company be, and each hereby is, authorized on behalf of the Company to do all things and to take any other actions in furtherance of the foregoing resolutions as such officer may deem necessary or appropriate.

FOURTH: The merger of the Subsidiary with and into the Company shall be effective as of October 31, 2004.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed this 25th day of October, 2004.

TEXAS INSTRUMENTS INCORPORATED

By: /s/ DANIEL M. DRORY
--------------------
Name: Daniel M. Drory
Office: Assistant Secretary